UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2021

Date of Report (Date of earliest event reported)

Fat Projects Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40755	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Bukit Manis Road, Singapore	099892
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 3135 1511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 2, 2021, Fat Projects Acquisition Corp (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and warrants (“Warrants”) included in the Units commencing on or about December 3, 2021. Each Unit consists of one Ordinary Share and one Warrant. Each Warrant entitles its holder to purchase one Ordinary Share for $11.50 per full share, subject to adjustment. Any Units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “FATPU,” and the Ordinary Shares and Warrants will separately trade on Nasdaq under the symbols “FATP” and “FATPW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2021

FAT PROJECTS ACQUSITION CORP

By:	/s/ David Andrada
Name:	David Andrada
Title:	Co-Chief Executive Officer